UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑	Soliciting Material Pursuant to Sec.240.14a-12

W. R. Grace & Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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An Employee FAQ Circulated to Employees of W. R. Grace & Co. on May 18, 2021

May 2021

How the Acquisition Affects My Equity Awards, Annual Incentive, and Benefits

Executive Summary

As a participant in the Grace annual and/or stock incentive plans, you have contributed to, and share in, Grace’s success. As we look ahead, we want to take this opportunity to communicate how the transaction will impact your annual incentive and/or outstanding Stock Plan awards – whether they were granted in Stock Options, Restricted Stock Units (“RSUs”), or Performance-Based Units (“PBUs”). It is also worth noting that we are currently collaborating with the team at Standard Industries to develop a new long-term incentive plan for our eligible employees. We look forward to sharing more details with you in the future on this important initiative.

The information in this document assumes that the Closing Date occurs in 2021. If the Closing Date extends into 2022, we will provide additional details regarding your awards.

This document is a summary of the most important details of the treatment of your incentives and awards. If you have additional questions regarding the annual incentive plan, equity compensation awards, or benefits, please contact Brian Epstein at brian.epstein@grace.com or 410-531-8729.

Equity Compensation Award Questions

What will happen to my vested Grace equity award shares and any other shares I own?

Grace shares owned by employees and held in your Fidelity, E-Trade, or personal investment accounts (including vested shares resulting from Grace equity awards) will be treated the same as any other shareholder. For each share owned, the shareholder will receive $70. Payments are expected to be made within a few days of the transaction closing, currently expected to be in the fourth quarter of 2021. Note, you may owe taxes on the proceeds that you receive; consult your tax advisor with any specific tax questions.

What will happen to my outstanding stock options?

All stock options will be treated the same, with all unvested options being treated as vested upon closing. In settlement of your stock options, whether vested or unvested, you will receive a cash payment (less applicable withholding taxes) equal to the excess of $70 per share over the exercise price per share of Company Common Stock. Options that have an exercise price greater than $70 will be cancelled without any payment.

No action is required on your part to receive this cash payment. The cash payment will be deposited in the bank account set up for your payroll direct deposit approximately three days following the transaction closing.

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Stock Option Settlement Example

The following example demonstrates the mechanics for a plan participant that has four option grants outstanding, one each granted during years 2017 through 2020 and all stock options currently outstanding.

* Actual amounts received will be net of applicable withholding taxes.

What will happen to my outstanding Restricted Stock Units (RSUs)?

     All outstanding RSUs will be treated consistent with the Stock Plan and will be converted into the right to receive a cash payment of $70 per RSU. All original vesting terms in the award will continue to apply to the converted cash payment, except that any cash payments in respect of RSUs that remain unvested as of the second anniversary of the transaction closing will be accelerated and paid on the business day preceding the second anniversary of the transaction closing. In addition, all current provisions of our retirement vesting provisions and employment termination protections are described in the agreements for each award.

No action is required on your part to receive this cash payment. The cash payments will be deposited in the bank account set up for your payroll direct deposit.

RSU Settlement Example

The following example demonstrates the mechanics for a plan participant that has received an RSU grant in each of the most recent three years. The value received in consideration for each share in your unvested RSU awards will be $70 – the same as the value received by all shareholders for their shares.

You will receive payment for your unvested RSUs generally consistent with the vesting terms in your award agreements; the next vesting event for annual RSU awards will be in February 2022. However, any vesting event for an outstanding award that extends beyond the second anniversary of the transaction closing will be accelerated to the business day preceding the second anniversary of the transaction closing. For the example above, the following table highlights when you would receive value from each award.

* Actual amounts received will be net of applicable withholding taxes.

What will happen to my Performance Share Awards / Performance-Based Units (PBUs)?

Award recipients will receive $70 for each share earned for their performance-based awards. Similar to RSUs, this cash payment in respect of earned performance awards will be subject to continued service-based vesting through the end of each award’s original vesting period. The cash payment in respect of performance awards which vest later than the second anniversary of the Closing Date will be accelerated and will pay on the business day immediately preceding the second anniversary of the Closing Date. Except as described in this document, similar to the RSUs, all terms and provisions related to the PBU’s contained in the Stock Plan or your award agreement will continue to apply.

2019 PBU awards will continue as originally designed (i.e., will be earned based on actual performance over the original period). For these awards, we are currently trending below Threshold level of performance.

For 2020 and 2021 PBU awards, performance will be “T-100” for all award recipients.

Grant Year	Method for Calculating Number of Awards Earned
2019	Awards earned based on actual performance (measured consistent with the terms of the Company Performance Share Award) through the end of the applicable performance period.
2020 and 2021	Awards will be deemed earned at Target (“T-100”) level of performance

Performance Based Unit (PBU) Award Example

The following example demonstrates the mechanics for a plan participant that has received a PBU grant in each of the most recent three years. The value received in consideration for each earned PBU will be $70 – the same as the value received by all shareholders for their shares.

You will receive payment for your earned PBUs generally consistent with the vesting terms in your award agreements; as a reminder, vesting for PBUs occurs generally at the end of the three-year performance period related to each award. However, any performance period that extends beyond the second anniversary of the transaction closing will have PBUs accelerated to the business day preceding the second anniversary of the transaction closing. For the example above, the following table highlights when you would receive value from each award.

* Actual amounts received will be net of applicable withholding taxes.

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Annual Incentive Program Questions

What happens to my 2021 annual incentive under the AICP, PFP, or SIP?

The annual incentive programs will continue to operate in 2021; the only change brought about by the transaction is that the aggregate funding for each annual incentive pool – including AICP, PFP, and SIP – will be at the greater of actual performance delivered or the target (“T-100”) level of performance. As in previous years, incentive payments made to each employee will be based on individual performance and may be made above or below the annual incentive pool funding level.

Payments related to 2021 annual incentives will not be pro-rated or otherwise influenced by the transaction closing date, and are expected to be made in March 2022, consistent with our past practice. Participants must remain active employees through December 31, 2021 to be eligible for payments.

Other Compensation & Benefit Questions

Will I receive interest on the cash value of my RSUs and PBUs while they are unvested?

No. The payments you receive upon vesting will be equal to the number of vesting units multiplied by $70.

Will awards under the Stock Plan continue after closing? If not, will there be a replacement long term incentive plan?

After closing, there will no longer be awards granted under the current Grace Stock Plan. We are currently collaborating with the team at Standard Industries to develop a new long-term incentive plan for our eligible employees. We look forward to sharing more details with you in the future on this important initiative.

Can I “roll” my equity awards into awards from Standard Industries Holdings Inc.?

No. Settlement for all Grace awards will be made in cash (in the case of RSUs and PBUs, subject to the vesting terms described above), in line with the $70 per share consideration given to all other Grace shareholders.

Will other benefit programs be impacted by the transaction?

For at least 12 months after the transaction closes, benefits to Grace employees will be substantially comparable in aggregate. Base salaries and target cash incentives will be at least as favorable to those you receive immediately prior to closing. We commit to transparent communication about any updates in the future after closing.

Will Standard Industries Holdings Inc. honor current Grace retirement pension programs?

Yes, Standard Industries will assume the Grace global pension programs and will honor commitments made to Grace employees. The U.S. Salaried Pension Plan pension plan will be maintained without any modification through December 31, 2024.

Will the current retirement vesting provisions apply to equity compensation awards?

Yes, current retirement vesting provisions will continue to apply to all equity compensation awards granted by Grace.

Will the current retirement provisions apply to the annual incentive awards?

Yes, current retirement provisions will continue to apply to all annual incentive awards provided by Grace.

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Additional Information and Where to Find It

This communication relates to the proposed transaction involving W. R. Grace & Co. (“Grace” or the “Company”).  In connection with the proposed transaction, Grace will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Grace’s proxy statement on Schedule 14A (the “Proxy Statement”).  This communication is not a substitute for the Proxy Statement or any other document that Grace may file with the SEC or send to its stockholders in connection with the proposed transaction.  BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF GRACE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and Grace’s website, www.grace.com.  In addition, the documents (when available) may be obtained free of charge by accessing the Investor Relations section of Grace’s website at investor.grace.com or by contacting Grace’s Investor Relations by email at investor.relations@grace.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Grace common stock in respect of the proposed transaction.  Information about the directors and executive officers of Grace is set forth in the proxy statement for Grace’s 2020 annual meeting of stockholders, which was filed with the SEC on March 31, 2020, in Grace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021, as amended by Amendment No. 1 on Form 10-K/A, which was filed with the SEC on April 30, 2021, and in other documents filed by Grace with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

Certain statements contained in this communication may contain forward-looking statements, that is, information related to future, not past, events.  Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions.  Forward-looking statements include, without limitation, statements regarding:  financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; impact of COVID-19 on Grace’s business; competitive positions; growth opportunities for existing products; benefits from new technology; benefits from cost reduction initiatives; succession planning; markets for securities; the anticipated timing of closing of the proposed transaction and the potential benefits of the proposed transaction.  For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Grace is subject to risks and uncertainties that could cause actual results or events to differ materially from its projections or that could cause forward-looking statements to prove incorrect.   Factors that could cause actual results or events to differ materially from those contained in the forward-looking statements include, without limitation:  risks related to foreign operations, especially in areas of active conflicts and in emerging regions; the costs and availability of raw materials, energy, and transportation; the effectiveness of Grace’s research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace’s pension obligations; legacy matters (including product, environmental, and other legacy liabilities) relating to past activities of Grace; its legal and environmental proceedings; environmental compliance costs (including existing and potential laws and regulations pertaining to climate change); the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods; fires and force majeure events; the economics of our customers’ industries, including the petroleum refining, petrochemicals, and plastics industries, and shifting consumer preferences; public health and safety concerns, including pandemics and quarantines; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between Grace and Standard Industries Holdings Inc.’s affiliates; the failure to obtain Grace stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; risks relating to the financing required to complete the transaction; the effect of the announcement of the transaction on the ability of Grace to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the ability to meet expectations regarding the timing and completion of the transaction; significant transaction costs, fees, expenses and charges; the risk of litigation and/or regulatory actions related to the transaction; the effects of the transaction on the previously announced Fine Chemistry Services business acquisition, which is pending as of the date of this filing, and the integration thereof; other business effects, including the effects of industry, market, economic, political, regulatory or world health conditions (including new or ongoing effects of the COVID-19 pandemic), and other factors detailed in Grace’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2020 and Grace’s other filings with the SEC, which are available at http://www.sec.gov and on Grace’s website at www.grace.com. Our reported results should not be considered as an indication of our future performance.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Grace undertakes no obligation to release publicly any revisions to our projections and forward-looking statements, or to update them to reflect events or circumstances occurring after the dates those projections and statements are made.

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